Exhibit 5.1

VORYS	52 East Gay St.
Vorys, Sater, Seymour and Pease LLP	PO Box 1008
Legal Counsel	Columbus, OH 43216-1008
614.464.6400

www.vorys.com
Founded 1909
May 22, 2009
Park National Corporation
50 North Third Street
Newark, Ohio 43055

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Park National Corporation, an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate aggregate initial offering price or number, as appropriate, of: (i) common shares, without par value (the “Common Shares”), of the Company; (ii) preferred shares, without par value (the “Preferred Shares”), of the Company, which may be represented by depositary shares (the “Depositary Shares”); (iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”), unsecured subordinated debt securities (the “Subordinated Debt Securities”) and/or unsecured junior subordinated debt securities (the “Junior Subordinated Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); and (v) units, comprised of any combination of Common Shares, Preferred Shares or Debt Securities, which may be separable from one another (the “Units” and, together with the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities and the Warrants, the “Securities”). Unless otherwise specified in the applicable prospectus supplement: (i) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”); (ii) the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”); and (iii) the Junior Subordinated Debt Securities will be issued under one or more indentures (each, a “Junior Subordinated Indenture”) to be entered into between the Company and a trustee (the “Junior Subordinated Trustee”).
     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the SEC.
     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement, the exhibits filed therewith and certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) on May 15, 2009. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Park National Corporation
May 22, 2009

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to an offering of Common Shares covered by the Registration Statement, such Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles of Incorporation of the Company, as amended (the “Articles”), and the Resolutions, authorizing the issuance and sale of such Common Shares; and (iv) certificates representing such Common Shares shall have been duly executed, countersigned, registered and delivered, or such Common Shares shall have been duly registered and settlement duly effected by book-entry delivery, in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement upon payment of the agreed consideration therefor.
     2. The issuance and sale of each series of Preferred Shares covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles and the Resolutions, establishing and designating such series of Preferred Shares and fixing and determining the relative, participating, optional or other special rights and preferences of such series and the qualifications, limitations or restrictions thereof and authorizing the issuance and sale of such series of Preferred Shares; (iv) the Company shall have filed with the Secretary of State of the State of Ohio a certificate of amendment to the Articles duly executed on behalf of the Company with respect to such series of Preferred Shares in conformity with the Articles and such final resolutions, setting forth such final resolutions; and (v) certificates representing such series of Preferred Shares shall have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
     3. The Depositary Shares covered by the Registration Statement will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Shares underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the preferred share depositary; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles and the Resolutions, establishing and designating the series of Preferred Shares underlying the Depositary Shares and fixing and determining the relative, participating, optional or other special rights and preferences of such series and the qualifications, limitations or restrictions thereof and authorizing the issuance and sale of such series of Preferred Shares; (v) the Company shall have filed with the Secretary of State of the State of Ohio a certificate of amendment to the Articles duly executed on behalf of the Company with respect to the series of Preferred Shares underlying the Depositary Shares in conformity with the Articles and such final resolutions, setting forth such final resolutions; (vi) certificates representing the series of Preferred Shares underlying such Depositary Shares shall have been duly executed, countersigned, registered and delivered against payment of the agreed consideration therefor; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred share depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement.

Park National Corporation
May 22, 2009

     4. Each issue of Warrants covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Shares, Preferred Shares or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles and the Resolutions, authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Shares, the actions described in paragraph 1 above have been taken; (vi) if such Warrants are exercisable for Preferred Shares, the actions described in paragraph 2 above have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 5, 6 or 7 below, as applicable, have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
     5. Each series of Senior Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Resolutions, authorizing the terms, issuance and sale of such series of Senior Debt Securities and the execution and delivery of a Senior Indenture (including any necessary indenture supplement to the Senior Indenture); (iv) the Senior Indenture (including any necessary indenture supplement) shall have been duly executed and delivered by the Company and the Senior Trustee; and (v) the Senior Debt Securities shall have been duly executed by the Company and duly authenticated by the Senior Trustee and issued as provided in the Senior Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     6. Each series of Subordinated Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Resolutions, authorizing the terms, issuance and sale of such series of Subordinated Debt Securities and the execution and delivery of a Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture); (iv) the Subordinated Indenture (including any necessary indenture supplement) shall have been duly executed and delivered by the Company and the Subordinated Trustee; and (v) the Subordinated Debt Securities shall have been duly executed by the Company and duly authenticated by the Subordinated Trustee and issued as provided in the Subordinated Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     7. Each series of Junior Subordinated Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act

Park National Corporation
May 22, 2009

and the Junior Subordinated Indenture (including any necessary indenture supplement to the Junior Subordinated Indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Junior Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Resolutions, authorizing the terms, issuance and sale of such series of Junior Subordinated Debt Securities and the execution and delivery of a Junior Subordinated Indenture (including any necessary indenture supplement to the Junior Subordinated Indenture); (iv) the Junior Subordinated Indenture (including any necessary indenture supplement) shall have been duly executed and delivered by the Company and the Junior Subordinated Trustee; and (v) the Junior Subordinated Debt Securities shall have been duly executed by the Company and duly authenticated by the Junior Subordinated Trustee and issued as provided in the Junior Subordinated Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     8. Each issue of Units covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Units and the Common Shares, Preferred Shares and/or Debt Securities underlying such Units shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a Unit agreement (the “Unit Agreement”) relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Unit agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles and the Resolutions, authorizing the execution and delivery of the Unit Agreement and the issuance and sale of such Units; (v) if Common Shares underlie such Units, the actions described in paragraph 1 above have been taken; (vi) if Preferred Shares underlie such Units, the actions described in paragraph 2 above have been taken; (vii) if Debt Securities underlie such Units, the actions described in paragraph 5, 6 or 7 above, as applicable, have been taken; (viii) certificates representing the Common Shares and/or Preferred Shares underlying such Units shall have been duly executed, countersigned and registered; (ix) the Senior Debt Securities, the Subordinated Debt Securities and/or the Junior Subordinated Debt Securities underlying such Units shall have been duly executed by the Company and duly authenticated by the Senior Trustee, the Subordinated Trustee or the Junior Subordinated Trustee, as appropriate; and (x) the Units shall have been duly executed and delivered by the Unit agent in the manner set forth in the Unit Agreement against payment of the agreed consideration therefor and in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement.
     The opinions in paragraphs 3 through 8 above are qualified to the extent that the enforcement of the Depositary Shares and related Deposit Agreement, the Debt Securities, the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Warrants and the related Warrant Agreement and the Units and the related Unit Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Common Share, each Preferred Share, each issue of Depositary Shares, each Warrant, each Unit, and each series of Debt Securities, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or

Park National Corporation
May 22, 2009

enforceability thereof; (iv) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Shares and the related Depositary Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (vi) in the case of the issue of the Debt Securities, the form of Senior Indenture, the form of Subordinated Indenture or the form of Junior Subordinated Indenture, as appropriate, will be as expressly contemplated in the prospectus supplement relating thereto; (vii) in the case of the issue of Units, the terms and conditions of the Units, the underlying Common Shares, Preferred Shares and/or Debt Securities, and the related Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; and (viii) the Articles, as currently in effect, will not have been modified or amended except as contemplated in paragraph 2 or 3 above, and will be in full force and effect. We have further assumed that each Warrant Agreement, each Deposit Agreement, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each supplement to the Subordinated Indenture, the Junior Subordinated Indenture, each supplement to the Junior Subordinated Debenture and each Unit Agreement will be governed by the laws of the State of Ohio.
     With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that: (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization; and (ii) such party has or will have full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is or will become a party and each such instrument or agreement has been or will be duly authorized (if applicable), executed and delivered by, and is or will be a valid, binding and enforceable agreement or obligation, as the case may be, of such party.
     The opinions expressed herein are limited solely to: (i) the federal laws of the United States of America; and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP